UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02    Termination of a Material Definitive Agreement

Termination of MidCap Credit Agreement

As previously disclosed, on September 25, 2020, Exicure, Inc. (“Exicure”) and Exicure Operating Company, Exicure’s wholly owned subsidiary (collectively with Exicure, the “Company”), entered into a Credit and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MidCap Credit Agreement”) with MidCap Financial Trust, as agent, and the lenders party thereto from time to time.

On March 15, 2022, the Company repaid in full all outstanding indebtedness and other obligations under the MidCap Credit Agreement and other Financing Documents (as defined in the MidCap Credit Agreement) and terminated all obligations thereunder (other than with respect to any obligations that are expressly specified to survive the termination).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer